                                 Loan Agreement



                                 by and between

                     CONGRESS FINANCIAL CORPORATION (CANADA)

                                    as Lender

                                       and

                                GEOLOGISTICS, CO.

                                   as Borrower

                           Dated as of March 23, 2000

                                TABLE OF CONTENTS

Section 1 - DEFINITIONS...........................................................................................1
         1.1    "Accounts"........................................................................................2
         1.2    "Adjusted Eurodollar Rate"........................................................................2
         1.3    "Agent/Contractor Receivables"....................................................................2
         1.4    "Availability Reserves"...........................................................................2
         1.5    "BIA".............................................................................................3
         1.6    "Blocked Accounts"................................................................................3
         1.7    "Business Day"....................................................................................3
         1.9    "Canadian Daily Excess Availability"..............................................................3
         1.8    "Canadian Dollar Amount"..........................................................................3
         1.10   "Canadian Excess Availability"....................................................................3
         1.11   "Canadian Prime Rate".............................................................................4
         1.12   "Canadian Prime Rate Loans".......................................................................4
         1.13   "Canadian Reference Bank".........................................................................4
         1.14   "Capital Lease"...................................................................................4
         1.15   "CDOR Rate".......................................................................................4
         1.16   "CCAA"............................................................................................4
         1.17   "Collateral"......................................................................................4
         1.18   "Contractor"......................................................................................4
         1.19   "Dilution"........................................................................................4
         1.20   "EBITDA"..........................................................................................4
         1.21   "Eligible Accounts"...............................................................................5
         1.22   "Eligible Billed Accounts"........................................................................6
         1.23   "Eligible Unbilled Accounts"......................................................................7
         1.24   "Environmental Laws"..............................................................................7
         1.25   "Equipment".......................................................................................7
         1.26   "Eurodollar Rate".................................................................................7
         1.27   "Eurodollar Rate Loans"...........................................................................7
         1.28   "Event of Default"................................................................................7
         1.29   "Financing Agreements"............................................................................7
         1.30   "GAAP"............................................................................................8
         1.31   "General Security Agreement"......................................................................8
         1.32   "GIFL"............................................................................................8
         1.33   "GLC".............................................................................................8
         1.34   "GL UK"...........................................................................................8
         1.35   "Hazardous Materials".............................................................................8
         1.36   "Hypothec"........................................................................................8
         1.37   "Information Certificate".........................................................................8
         1.38   "Interest Expense"................................................................................8
         1.39   "Interest Period".................................................................................8
         1.40   "Interest Rate"...................................................................................9
         1.41   "Inventory"......................................................................................10
         1.42   "L/C Sublimit"...................................................................................10
         1.43   "Letter of Credit Accommodations"................................................................10
         1.44   "Loans"..........................................................................................11
         1.45   "Maximum Credit".................................................................................11


                                       - 3 -

         1.46   "Net Amount of Eligible Billed Accounts".........................................................11
         1.47   "Net Amount of Eligible Unbilled Accounts".......................................................11
         1.48   "Net Income".....................................................................................11
         1.49   "Obligations"....................................................................................11
         1.50   "Obligor"........................................................................................11
         1.51   "Participant"....................................................................................12
         1.52   "Payment Account"................................................................................12
         1.53   "Pension Plans"..................................................................................12
         1.54   "Permitted Acquisition"..........................................................................12
         1.55   "Person"or "person"..............................................................................12
         1.56   "PPSA"...........................................................................................12
         1.57   "Prime Rate Loans"...............................................................................12
         1.58   "Priority Payables Reserve"......................................................................13
         1.59   "Provision for Taxes"............................................................................13
         1.60   "Records"........................................................................................13
         1.61   "Renewal Date"...................................................................................13
         1.62   "Representative Agency Agreement"................................................................13
         1.63   "Representative Agent"...........................................................................14
         1.64   "Revolving Loans"................................................................................14
         1.65   "Securities".....................................................................................14
         1.66   "Senior Notes"...................................................................................14
         1.67   "Sponsor"........................................................................................14
         1.68   "Spot Rate"......................................................................................14
         1.69   "Subsidiary".....................................................................................14
         1.70   "Total Daily Excess Availability"................................................................14
         1.71   "Total Excess Availability"......................................................................14
         1.72   "UK Facility"....................................................................................14
         1.73   "UK Lender"......................................................................................14
         1.74   "UK Letter of Credit Accommodations".............................................................14
         1.75   "UK Loan Agreement"..............................................................................15
         1.76   "US Borrowers"...................................................................................15
         1.77   "US Facility"....................................................................................15
         1.78   "US Lender"......................................................................................15
         1.79   "US Letter of Credit Accommodations".............................................................15
         1.80   "US Loan and Security Agreement".................................................................15
         1.82   "US Prime Rate"..................................................................................15
         1.83   "US Prime Rate Loans"............................................................................15
         1.84   "US Reference Bank"..............................................................................15

Section 2 -CREDIT FACILITIES.....................................................................................16
         2.1    Revolving Loans..................................................................................16
         2.2    Letter of Credit Accommodations..................................................................17
         2.3    Availability Reserves............................................................................18

Section 3 -INTEREST AND FEES.....................................................................................20
         3.1    Interest.........................................................................................20
         3.2    Closing and Syndication Fee......................................................................22
         3.3    Loan Servicing Fee...............................................................................22
         3.4    Unused Line Fee..................................................................................22

                                       - 4 -


         3.5    Payments.........................................................................................22
         3.6    Compensation Adjustment..........................................................................22
         3.7    Changes in Laws and Increased Costs of Loans.....................................................23
         3.8    Duplication......................................................................................24

SECTION 4 -CONDITIONS PRECEDENT..................................................................................24
         4.1    Conditions Precedent to Initial Loans and Letter of Credit Accommodations........................24
         4.2    Conditions Precedent to All Loans and Letter of Credit Accommodations............................26

SECTION 5 -INTENTIONALLY DELETED.................................................................................26

SECTION 6 -COLLECTION AND ADMINISTRATION.........................................................................26
         6.1    Borrower's Loan Account..........................................................................26
         6.2    Statements.......................................................................................26
         6.3    Collection of Accounts...........................................................................27
         6.4    Payments.........................................................................................28
         6.5    Authorization to Make Loans......................................................................28
         6.6    Use of Proceeds..................................................................................29

SECTION 7 -COLLATERAL REPORTING AND COVENANTS....................................................................29
         7.1    Collateral Reporting.............................................................................29
         7.2    Accounts Covenants...............................................................................30
         7.3    Equipment Covenants..............................................................................32
         7.4    Power of Attorney................................................................................32
         7.5    Right to Cure....................................................................................34
         7.6    Access to Premises...............................................................................34

SECTION 8 -REPRESENTATIONS AND WARRANTIES........................................................................34
         8.1    Corporate Existence, Power and Authority; Subsidiaries...........................................34
         8.2    Financial Statements; No Material Adverse Change.................................................35
         8.3    Chief Executive Office; Collateral Locations.....................................................35
         8.4    Priority of Liens ; Title to Properties..........................................................35
         8.5    Tax Returns......................................................................................35
         8.6    Litigation.......................................................................................36
         8.7    Compliance with Other Agreements and Applicable Laws.............................................36
         8.8    Bank Accounts....................................................................................36
         8.9    Environmental Compliance.........................................................................36
         8.10   Status of Pension Plans..........................................................................37
         8.11   Year 2000 Compliance.............................................................................37
         8.12   Accuracy and Completeness of Information.........................................................38
         8.13   Survival of Warranties; Cumulative...............................................................38

SECTION 9 -AFFIRMATIVE AND NEGATIVE COVENANTS....................................................................38
         9.1    Maintenance of Existence.........................................................................38
         9.2    New Collateral Locations.........................................................................38
         9.3    Compliance with Laws, Regulations, Etc...........................................................39
         9.4    Payment of Taxes and Claims......................................................................40
         9.5    Insurance........................................................................................40
         9.6    Financial Statements and Other Information.......................................................40
         9.7    Sale of Assets, Consolidation, Amalgamation, Dissolution, Etc....................................42
         9.8    Encumbrances.....................................................................................44

                                       - 5 -


         9.9    Indebtedness.....................................................................................45
         9.10   Loans, Investments, Guarantees, Etc..............................................................46
         9.11   Dividends and Redemptions........................................................................48
         9.12   Transactions with Affiliates.....................................................................49
         9.13   Additional Bank Accounts.........................................................................49
         9.14   Intellectual Property............................................................................49
         9.15   Applications under the Companies'Creditors Arrangement Act.......................................49
         9.16   Operation of Pension Plans.......................................................................49
         9.17   Costs and Expenses...............................................................................50
         9.18   Further Assurances...............................................................................51

SECTION 10 -EVENTS OF DEFAULT AND REMEDIES.......................................................................51
         10.1   Events of Default................................................................................51
         10.2   Remedies.........................................................................................53

SECTION 11 -JURY TRIAL WAIVER, OTHER WAIVERS AND CONSENTS, GOVERNING LAW.........................................55
         11.1   Governing Law; Choice of Forum, Service of Process; Jury Trial Waiver............................55
         11.2   Waiver of Notices................................................................................56
         11.3   Amendments and Waivers...........................................................................56
         11.4   Waiver of Counterclaims..........................................................................57
         11.5   Indemnification..................................................................................57

SECTION 12 - TERM OF AGREEMENT; MISCELLANEOUS....................................................................57
         12.1   Term.............................................................................................57
         12.2   Notices..........................................................................................59
         12.3   Partial Invalidity...............................................................................59
         12.4   Successors.......................................................................................59
         12.5   Entire Agreement.................................................................................59
         12.6   Confidential Information.........................................................................60
         12.7   Headings.........................................................................................60
         12.8   Judgment Currency................................................................................61
         12.9   Execution in Counterparts........................................................................61
         12.10  Facsimile........................................................................................61
         12.11  Choice of Language...............................................................................61

Schedule 8.1-Corporate Existence, Power and Authority, Subsidiaries

Schedule 8.4 -Priorities of Liens

Schedule 8.8 -Bank Accounts

Schedule 8.9 -Environmental Compliance

Schedule 9.9 -Indebtedness

Schedule 9.10(h) -Permitted Loans or Advances to GLC

                                 LOAN AGREEMENT

         This Loan Agreement dated as of March 23, 2000 is entered into by and between Congress Financial Corporation (Canada), an Ontario corporation ("Lender") and GeoLogistics, Co., a Nova Scotia unlimited liability company ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein; and

         WHEREAS, US Borrowers have requested that Congress Financial Corporation (Western), a Californian corporation ("US Lender") enter into certain financing arrangements with each US Borrower pursuant to which US Lender may make loans and provide other financial accommodations to each US Borrower; and

         WHEREAS, US Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth in the US Loan and Security Agreement;

         WHEREAS, GL UK has also requested that Burdale Financial Limited, a company organized under the laws of England ("UK Lender") enter into certain financing arrangements with GL UK pursuant to which UK Lender may make loans and provide other financial accommodations to GL UK; and

         WHEREAS, UK Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth in the UK Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 - DEFINITIONS

         All terms used herein which are defined in the PERSONAL PROPERTY SECURITY ACT (Ontario) shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, US Borrowers, GL UK and Lender, US Lender and UK Lender pursuant to the definitions set forth herein, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation".

References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted, and/or consolidated from time to time and any successor statute thereto. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. Canadian Dollars and the sign "$" mean lawful money of Canada. "US Dollars" and the sign "US$" mean lawful money of the United States of America. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 "ACCOUNTS" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

1.2 "ADJUSTED EURODOLLAR RATE" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of US Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the US Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.3 "AGENT/CONTRACTOR RECEIVABLES" shall mean any and all Accounts of Borrower which are to be or have been collected from the customer on behalf of Borrower by a Representative Agent or Contractor and have not yet been remitted to Borrower, and any and all advances made to Representative Agents or Contractors for the purpose of financing expenses incurred by such Representative Agents or Contractors in connection with the provision of services to customers of Borrower.

1.4 "AVAILABILITY RESERVES" shall mean, as of any date of determination, such amounts as Lender may from time to time establish, without duplication, and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) in any materially adverse respect, the assets, business condition (financial or other) of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's reasonable good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect Lender's good faith estimate of the amount of any Priority Payables Reserve (d) to reflect any state of facts which Lender reasonably determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the generality of the foregoing, an Availability Reserve shall be established by Lender from time to time in such amounts as Lender may reasonably determine to reflect:
(a) that Dilution as of any date with respect to the Accounts of Borrower for the immediately preceding twelve (12) month period or for the immediately preceding three (3) month period (whichever percentage is higher) exceeds five percent (5%); (b) any variances in the agings of accounts receivable provided to Lender pursuant to Section 7.1 hereof; and (c) any unapplied cash which has not yet been applied to the Accounts, and (d) any pass through receivables or collections for shipping charges and cost of goods owed to Borrower by the receiving party of such goods and owed by Borrower to the shipping party of such goods.

1.5 "BIA" shall mean the BANKRUPTCY AND INSOLVENCY ACT (Canada).

1.6 "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 6.3 hereof.

1.7 "BUSINESS DAY" shall mean a day (other than a Saturday, a Sunday or statutory holiday in Ontario, Illinois or New York) on which Lender's Toronto office, the Canadian Reference Bank's main Toronto office and banks in Chicago and New York City are open for business in the normal course, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in US Dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.8 "CANADIAN DAILY EXCESS AVAILABILITY" shall mean the amount in US Dollars, as determined by Lender, calculated at any time using the Spot Rate for US Dollars to the extent necessary to effect any currency conversion in calculating such amount, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrower as of such time (based on the applicable advance rates set forth in Section 2.1(1) hereof and the limits set forth in Section 2.1(2) hereof), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Maximum Credit, MINUS (b) the amount of all then outstanding and unpaid Obligations. Notwithstanding the foregoing, in calculating Canadian Daily Excess Availability, the limit set forth in Section 2.1(2)(a)(iii) hereof on Revolving Loans available to Borrower shall not be included in such calculation.

1.9 "CANADIAN DOLLAR AMOUNT" shall mean, at any time, (a) as to any amount denominated in Canadian Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in Canadian Dollars as determined by Lender at such time on the basis of the Spot Rate for the purchase of Canadian Dollars with such currency.

1.10 "CANADIAN EXCESS AVAILABILITY" shall mean the amount in US Dollars, as determined by Lender, calculated at any time using the Spot Rate for US Dollars to the extent necessary to effect any currency conversion in calculating such amount, equal to:

         (a) the lesser of (i) the aggregate amount of the Revolving Loans available to Borrower as of such time (based on the applicable advance rates set forth in Section 2.1(1) hereof and the limits set forth in Section 2.1(2) hereof), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus

         (b) the sum of (i) the amount of all then outstanding and unpaid Obligations, (ii) the aggregate amount of all trade and operating lease payables of Borrower which are more than sixty
                  (60) days past due as of the last day of the immediately preceding calendar month (except that for purposes of Section
                  4.1(8), trade and operating lease payables which are more than sixty (60) days past due shall be determined as of the date of determination) and (iii) the aggregate amount of capital lease and note payables of Borrower which are more than fifteen (15) days past due as of the date of determination.

1.11 "CANADIAN PRIME RATE" shall mean, at any time, the greater of (i) the annual rate of interest from time to time publicly announced by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate at such time and (B) one (1%) percent per annum.

1.12 "CANADIAN PRIME RATE LOANS" shall mean any Loans or portion thereof denominated in Canadian Dollars and on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

1.13 "CANADIAN REFERENCE BANK" shall mean Bank of Montreal, or its successors and assigns, or such other major Schedule I Canadian chartered bank as Lender may from time to time designate.

1.14 "CAPITAL LEASE" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that in accordance with US GAAP, as applicable, is required to be reflected as a liability on the balance sheet of such Person.

1.15 "CDOR RATE" shall mean, on any day, the annual rate of interest which is the rate based on an average 30 day rate applicable to Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc, definitions, as modified and amended from time to time) as of 10:00 a.m. on such day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the 30 day rate applicable in Canadian Dollar bankers' acceptances quoted by any major Schedule I chartered bank selected by Lender as of 10:00 a.m. on such day.

1.16 "CCAA" shall mean the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada).

1.17 "COLLATERAL" shall mean, collectively, Collateral as such term is defined in the General Security Agreement and Collateral as such term is defined in the Hypothec.

1.18 "CONTRACTOR" shall mean any owner/operator engaged in the transportation of household goods or other general commodities as an independent contractor who has entered into a contract (other than a Representative Agency Agreement) with Borrower for the purposes of providing moving and related services to customers of Borrower.

1.19 "DILUTION" shall mean, with respect to Borrower for any period, the ratio (expressed as a percentage) of (a) the aggregate amount of reductions in the Accounts of Borrower for such period other than as a result of payments in cash to (b) the aggregate amount of total sales of Borrower for such period.

1.20 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with US GAAP, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) of such Person and its Subsidiaries for such period (to the extent deducted in the computation of Net Income), all in accordance with US GAAP, plus (c) Interest Expense of such Person and its Subsidiaries for such period (to the extent deducted in the computation of Net Income), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Net Income), plus (e) all extraordinary losses and unusual losses related to the restructuring of the business of such Person and its Subsidiaries and costs associated with the refinancing transaction contemplated by this Agreement.

1.21 "ELIGIBLE ACCOUNTS" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

(1) such Accounts comply with the terms and conditions contained in Section 7.2(2) of this Agreement;

(2) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(3) the chief executive office of the account debtor with respect to such Accounts is located in Canada or the United States of America, or, the Account is payable in Canadian Dollars or US Dollars unless, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in Canada in the currency in which the Account is denominated, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

(4) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods or services related thereto and pay such invoice;

(5) the account debtor with respect to such Accounts has not asserted a counterclaim, cargo claim, defense or dispute and does not have, and has not engaged in transactions which may reasonably be expected to give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

(6) there are no facts, events or occurrences which would impair the validity, or enforceability of or otherwise the legal right to collect such Accounts or would give the account debtor of such Accounts the legal right to reduce the amount payable or delay payment thereunder;

(7) such Accounts are subject to the first priority, valid and perfected security interest of Lender except for any prior or pari passu ranking liens for which a Priority Payables Reserve has been established and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens, except for liens permitted under this Agreement;

(8) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

(9) the account debtors with respect to such Accounts are not any foreign government, the federal government of Canada, any Province, political subdivision, department, agency or instrumentality thereof unless (i) no more than the Canadian Dollar Amount of Two Million Five Hundred Thousand US Dollars (US$2,500,000) of Loans advanced against such Accounts and "Loans" (as defined and determined under the US Loan and Security Agreement) advanced against those "Eligible Accounts" referred to in Section 1.24(j) of the US Loan and Security Agreement (but excluding any such "Eligible Accounts" as to which the relevant US Borrower has complied with the FEDERAL ASSIGNMENT OF CLAIMS ACT OF 1940, as amended, or any similar state or local law in a manner satisfactory to US Lender), in the aggregate, are outstanding or (ii) the FINANCIAL ADMINISTRATION ACT (Canada) or any similar foreign, provincial or local law, if applicable, has been complied with by Borrower in a manner satisfactory to Lender;

(10) such Accounts of a single account debtor or its affiliates do not constitute more than ten (10%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

(11) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

(12) such Accounts are owed by an account debtor whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtor as determined by Lender from time to time and communicated in writing to Borrower prior to the date of determination of Eligible Accounts (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts);

(13) such Accounts do not consist of Agent/Contractor Receivables;

(14) such Accounts do not arise from the rendition of services by a Person other than Borrower or on behalf of Borrower; and

(15) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

1.22 "ELIGIBLE BILLED ACCOUNTS" shall mean, with respect to Borrower, Eligible Accounts which arise from the actual and bona fide rendition of services by Borrower in the ordinary course of its business, which services are completed in accordance with the terms and provisions contained in any documents related thereto and for which invoices have been generated by Borrower and billed to the account debtor thereof; PROVIDED THAT, no such Eligible Account shall be deemed an Eligible Billed

Account if such Account remains unpaid more than ninety (90) days after the date of the original invoice for it. Any Accounts which are not Eligible Billed Accounts shall nevertheless be part of the Collateral.

1.23 "ELIGIBLE UNBILLED ACCOUNTS" shall mean, with respect to Borrower, Eligible Accounts which arise from the actual and bona fide rendition of services by Borrower in the ordinary course of its business which services are completed in accordance with the terms and provisions contained in any documents related thereto and for which the invoices have not yet been generated by Borrower and billed to the account debtor thereof; PROVIDED THAT, no such Eligible Account shall be deemed an Eligible Unbilled Account if such Account remains unbilled more than thirty (30) days after the completion of the services giving rise thereto. Any Accounts which are not Eligible Unbilled Accounts shall nevertheless be part of the Collateral.

1.24 "ENVIRONMENTAL LAWS" shall mean with respect to any Person all federal (United States of America and Canada), state, provincial, district, local, municipal and foreign laws, statutes, rules, regulations, ordinances, orders, directives, permits, licenses and consent decrees relating to health, safety, hazardous, dangerous or toxic substances, waste or material, pollution and environmental matters, as now or at any time hereafter in effect, applicable to such Person and/or its business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

1.25 "EQUIPMENT" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.26 "EURODOLLAR RATE" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum at which US Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

1.27 "EURODOLLAR RATE LOANS" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.28 "EVENT OF DEFAULT" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.29 "FINANCING AGREEMENTS" shall mean, collectively, this Agreement, the General Security Agreement and the Hypothec and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.30 "GAAP" shall mean generally accepted accounting principles in Canada as in effect from time to time as set forth in the opinions and pronouncements of the relevant Canadian public and private accounting boards and institutes which are applicable to the circumstances as of the date of determination consistently applied.

1.31 "GENERAL SECURITY AGREEMENT" shall mean the general security agreement dated on or about the date hereof given by Borrower in favour of Lender in respect of the Obligations.

1.32 "GIFL" shall mean GeoLogistics International Finance Ltd., a limited company organized under the laws of Ireland.

1.33 "GLC" shall mean, GeoLogistics Corporation, a Delaware corporation.

1.34 "GL UK" shall mean GeoLogistics Limited, a limited company registered in England and Wales.

1.35 "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

1.36 "HYPOTHEC" shall mean the hypothec on a universality of property dated on or about the date hereof given by Borrower in favour of Lender in respect of the Obligations.

1.37 "INFORMATION CERTIFICATE" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.38 "INTEREST EXPENSE" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with US GAAP, total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding
(a) amortization of discount and amortization of deferred financing fees and closing costs paid in cash in connection with the transactions contemplated hereby, (b) interest paid in property other than cash and (c) any other interest expense not payable in cash.

1.39 "INTEREST PERIOD" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that,

Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.40 "INTEREST RATE" shall mean, as to Canadian Prime Rate Loans, a rate of one-quarter of one percent (0.25%) per annum in excess of the Canadian Prime Rate and, as to US Prime Rate Loans, a rate of one-quarter of one percent (0.25%) per annum in excess of the US Prime Rate and, as to the Eurodollar Rate Loan, a rate of two and three-quarters percent (2.75%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period collectively selected by Borrower and commencing three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided that:

         (a) effective as of the first day of the month after Lender's receipt of the financial statements of GLC for any fiscal quarter of GLC (commencing with the third fiscal quarter of GLC's fiscal year 2000) delivered to Lender, subject to paragraph (b) below, the Interest Rate shall be increased or decreased, as the case may be, to the rate equal to the applicable margin set forth below in excess of the Canadian Prime Rate as to Canadian Prime Rate Loans, the US Prime Rate for US Prime Rate Loans, and the applicable margin set forth below in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, based on the EBITDA of GLC for the consecutive four fiscal quarter period ended such fiscal quarter calculated based on such financial statements for such quarter as follows:

-----------------------------------------------------------------------------------------------------------------
                   Applicable Margin as to
                 Canadian Prime Rate Loans or        Applicable Margin as to
                     US Prime Rate Loans              Eurodollar Rate Loans                 EBITDA of GLC
-----------------------------------------------------------------------------------------------------------------
                                                                                        Equal to or less than
     (i)                     0.5%                             3.0%                          US$10,000,000
-----------------------------------------------------------------------------------------------------------------
                                                                                     Greater than US$10,000,000,
                                                                                      but equal to or less than
     (ii)                   0.25%                             2.75%                         US$30,000,000
-----------------------------------------------------------------------------------------------------------------
    (iii)                    -0-                              2.50%                  Greater than US$30,000,000
-----------------------------------------------------------------------------------------------------------------

                  provided, that the EBITDA amounts set forth above shall be reduced by that portion of the EBITDA for the four (4) fiscal quarter period ended any such fiscal quarter that is attributable to any Subsidiary of GLC that has been sold or disposed of pursuant to a sale or disposition permitted by this Agreement, the US Loan and Security Agreement or the UK Loan Agreement; and

         (b) notwithstanding anything to the contrary contained herein, the Interest Rate shall be two percent (2.0%) above the rate that would otherwise prevail pursuant to this

                  Section 1.40, at Lender's option, without notice, (i) either (A) for the period from and after the date of termination or non-renewal hereof until such time as Lender has received final payment and satisfaction in full of all Obligations (notwithstanding entry of a judgment against Borrower), or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing, and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2.1 (whether or not such excess(es) arise or are made with or without Lender's knowledge and whether made before or after an Event of Default).

1.41 "INVENTORY" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

1.42 "L/C SUBLIMIT" shall mean, with reference to the Letter of Credit Accommodations, the Canadian Dollar Amount of Thirty Million US Dollars (US$ 30,000,000), less the then outstanding Canadian Dollar Amount of the US Letter of Credit Accommodations and the UK Letter of Credit Accommodations and all other commitments and obligations made or incurred by the US Lender and the UK Lender in connection therewith.

1.43 "LETTER OF CREDIT ACCOMMODATIONS" shall mean the letters of credit, merchandise purchase or other guarantees denominated in Canadian Dollars or US Dollars which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

1.44 "LOANS" shall mean the Revolving Loans.

1.45 "MAXIMUM CREDIT" shall mean, with reference to the Revolving Loans and the Letter of Credit Accommodations, the Canadian Dollar Amount of Fifteen Million US Dollars (US$15,000,000) ; provided however, upon five (5) Business Days prior written notice by Borrower to Lender and so long as no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing, immediately prior to and after giving effect to any of the following adjustments to the Maximum Credit, Borrower may elect to:

         (a) increase the Maximum Credit to the Canadian Dollar Amount of Twenty Million US Dollars (US$20,000,000), provided that the maximum amount of loans and other financial accommodations available under the US Facility is simultaneously reduced to Forty-Five Million US Dollars (US$45,000,000) or

         (b) decrease the Maximum Credit to the Canadian Dollar Amount of Ten Million US Dollars (US$10,000,000), provided that the maximum amount of loans and other financial accommodations available under the US Facility is simultaneously increased to Fifty-Five Million US Dollars (US$55,000,000) or

         (c) after any such increase or decrease to the Maximum Credit, readjust the Maximum Credit to the Canadian Dollar Amount of Fifteen Million US Dollars (US$15,000,000), provided that the maximum amount of loans and other financial accommodations available under the US Facility is simultaneously readjusted to Fifty Million Dollars (US$50,000,000). Borrower may elect to make no more than one (1) such adjustment to the Maximum Credit in any three
                  (3) month period.

1.46 "NET AMOUNT OF ELIGIBLE BILLED ACCOUNTS" shall mean the gross Canadian Dollar Amount of Eligible Billed Accounts less (a) unpaid sales, excise or similar taxes and duties included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts; PROVIDED that the amount deducted under (a) shall not duplicate items for which Availability Reserves have been established by Lender.

1.47 "NET AMOUNT OF ELIGIBLE UNBILLED ACCOUNTS" shall mean, the gross amount of Eligible Unbilled Accounts of Borrower less (a) unpaid sales, excise or similar taxes and duties included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, occurring, granted, outstanding, available or claimed with respect thereto; PROVIDED that the amount deducted under (a) shall not duplicate items for which Availability Reserves have been established by Lender.

1.48 "NET INCOME" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or onetime gains or losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provisions for Taxes for such period, all as determined in accordance with US GAAP, provided that the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded. For the purpose of this definition, net income excludes any gain or loss, together with any related Provision for Taxes for such gain or loss realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions), or of any Securities of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

1.49 "OBLIGATIONS" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any proceeding with respect to Borrower or any Obligor under the BIA, the CCAA, or any similar statute in any jurisdiction (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

1.50 "OBLIGOR" shall mean GLC, US Borrowers or any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

1.51 "PARTICIPANT" shall mean any person which at any time participates with Lender in respect of Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

1.52 "PAYMENT ACCOUNT" shall have the meaning set forth in Section 6.3 hereof.

1.53 "PENSION PLANS" means each of the pension plans, if any, registered in accordance with the INCOME TAX Act (Canada) which Borrower sponsors or administers or into which Borrower makes contributions.

1.54 "PERMITTED ACQUISITION" shall mean any transaction, or any series of related transactions by which Borrower directly or indirectly acquires a Subsidiary or any going business or all or substantially all the assets of another Person and which meets each of the following criteria:

         (a) the aggregate consideration to be paid by Borrower in connection with such transaction or transactions, together with all other consideration paid by Borrower in connection with any other Permitted Acquisition and by US Borrowers and GL UK in connection with any transaction, or any series of related transactions by which US Borrowers or GL UK, as the case may be, directly or indirectly has acquired a Subsidiary or any going business or all or substantially all of the assets of another person during the terms of this Agreement, does not exceed Canadian Dollar Amount of Five Million US Dollars (US$5,000,000);

         (b) no Event of Default exists or has occurred and is continuing immediately prior to and after giving effect to such transaction or transactions; and

         (c) Total Excess Availability is not less than Ten Million US Dollars (US$10,000,000) after giving effect to such transaction or transactions. Notwithstanding anything to the contrary set forth herein, Lender shall have no obligations to include any Account acquired pursuant to a Permitted Acquisition as an Eligible Account.

1.55 "PERSON" OR "PERSON" shall mean any individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.56 "PPSA" shall mean the PERSONAL PROPERTY SECURITY ACT (Ontario).

1.57 "PRIME RATE LOANS" shall mean any Loans or portion thereof on which interest is payable based on the Canadian Prime Rate or US Prime Rate in accordance with the terms thereof.

1.58 "PRIORITY PAYABLES RESERVE" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under federal, provincial, state, county, municipal, or local law including, but not limited, each of the following:

         (a) the amount of all claims for unremitted and accelerated rents, taxes, duties, wages, workers' compensation obligations, government royalties or pension fund obligations, subject to the limitation that a reserve for any claims referred to in this Section 1.58(a) shall not be established to the extent that a reserve for the amount of such claim has been established under Section 1.58(c),

         (b) the amount of Eighty Four Thousand Dollars ($84,000) in respect of the security interest registered under the PPSA by Palron Holdings Inc. and the amount of One Hundred and Twenty Five Thousand Dollars ($125,000) in respect of rent payable by Borrower to 405 The West Mall Portfolio Inc. and Taradown Holdings Inc., and

         (c) with respect to each calendar month, an amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000) (the "MINIMUM RESERVE AMOUNT"), which amount shall increase by Three Million Five Hundred Thousand Dollars ($3,500,000) on the second, third and fourth Monday of each month up to a maximum of Fourteen Million Dollars ($14,000,000), subject to the limitations that,

                  (i)      the Priority Payables Reserve referred to in this
                           Section 1.58(c) shall be reduced from time to time to an amount not less than the Minimum Reserve Amount (as defined above) in accordance with the provisions of Section 2.3(2) hereof, and

                  (ii) the Lender may, in its sole discretion, increase or decrease from time to time the Minimum Reserve Amount and the other amounts referred to in this Section 1.58(c) to reflect Lender's determination, that the Priority Payables Reserve established under this
                           Section 1.58(c) does not accurately reflect
                           Borrower's obligations and liabilities for taxes and duties which are or will be required to be remitted by or on behalf of Borrower to the governmental authority responsible for the collection of such taxes and duties.

1.59 "PROVISION FOR TAXES" shall mean, with respect to any Person, for any period, an amount equal to all taxes imposed on or measured by net income, whether Federal, provincial or municipal, and whether foreign or domestic, that are paid or payable by such Person and its Subsidiaries in respect of such period on a consolidated basis in accordance with GAAP or US GAAP , as applicable.

1.60 "RECORDS" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

1.61 "RENEWAL DATE" shall have the meaning set forth in Section 12.1(1) hereof.

1.62 "REPRESENTATIVE AGENCY AGREEMENT" shall mean any of the agreements, substantially in the form provided to Lender by Borrower, pursuant to which a Person agrees to act as an agent of Borrower for the purposes of providing interstate or intrastate moving and related services to customers of Borrower within the United States of America.

1.63 "REPRESENTATIVE AGENT" shall mean any freight forwarder, moving and storage company, warehouseman or other Person who has entered into a Representative Agency Agreement with Borrower.

1.64 "REVOLVING LOANS" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.65 "SECURITIES" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's securities, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such securities or other interests (but excluding any debt security that is exchangeable for or convertible into such securities).

1.66 "SENIOR NOTES" shall mean GLC's 9 3/4% Senior Notes due 2007.

1.67 "SPONSOR" shall mean Alham, Inc., a Delaware corporation and OCM Principal Opportunities Fund, LP, a Delaware limited partnership.

1.68 "SPOT RATE" shall mean, with respect to a currency, the rate quoted by the Canadian Reference Bank as the spot rate for the purchase by the Canadian Reference Bank of such currency with another currency at approximately 10:00 a.m. (Toronto time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

1.69 "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which more than fifty percent (50%) of the voting shares or other voting equity interests (in the case of a business entity other than a corporation) is owned or controlled directly or indirectly by such Person, or one or more Subsidiaries of such Person, or a combination thereof.

1.70 "TOTAL DAILY EXCESS AVAILABILITY" shall mean, as of any date, the Canadian Daily Excess Availability as of such date, plus "US Daily Excess Availability" as of such date of US Borrowers as defined and determined under the US Loan & Security Agreement, PLUS "UK Daily Excess Availability" as of such date of GL UK as defined and determined under the UK Loan Agreement.

1.71 "TOTAL EXCESS AVAILABILITY" shall mean, as of any date, the Canadian Excess Availability as of such date, plus "US EXCESS AVAILABILITY" as of such date of US Borrowers as defined and determined under the US Loan and Security Agreement, PLUS "UK EXCESS AVAILABILITY" as of such date of GL UK as defined and determined under the UK Loan Agreement.

1.72 "UK FACILITY" shall mean the credit facility in the maximum amount of Twenty-Five Million US Dollars (US$25,000,000) or the equivalent thereof provided by UK Lender to GL UK pursuant to the UK Loan Agreement.

1.73 "UK LENDER" shall mean Burdale Financial, a limited company registered in England and Wales.

1.74 "UK LETTER OF CREDIT ACCOMMODATIONS" shall mean the letters of credit or other guaranties which are from time to time either (a) issued, opened or provided by the UK Lender for the account of GL UK or any other obligor under the UK Loan Agreement or (b) with respect to which the UK Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by GL UK of its obligations to such issuer.

1.75 "UK LOAN AGREEMENT" shall mean that certain agreement dated as of March 23, 2000 between UK Lender and GL UK, as the same no exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.76 "US BORROWERS" shall mean Bekins Worldwide Solutions, Inc., Bekins Van Lines, LLC, GeoLogistics Services, Inc., and GeoLogistics Americas, Inc.

1.77 "US FACILITY" shall mean the credit facility in the initial maximum amount of Fifty Million US Dollars (US$50,000,000) provided by US Lender to US Borrowers pursuant to the US Loan and Security Agreement.

1.78 "US LENDER" shall mean Congress Financial Corporation (Western), a California corporation.

1.79 "US LETTER OF CREDIT ACCOMMODATIONS" shall mean the letters of credit or other guaranties which are from time to time either (a) issued, opened or provided by the US Lender for the account of any US Borrower or any obligor under the US Loan and Security Agreement or (b) with respect to which the US Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any US Borrower of its obligations to such issuer.

1.80 "US LOAN AND SECURITY AGREEMENT" shall mean that certain loan and security agreement dated March 23, 2000 between US Lender and US Borrowers as same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.81 "US GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

1.82 "US PRIME RATE" shall mean the rate announced by First Union National Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.83 "US PRIME RATE LOANS" shall mean any Loan or portion thereof denominated in US Dollars and on which interest is payable based on the US Prime Rate in accordance with the terms hereof.

1.84 "US REFERENCE BANK" shall mean First Union National Bank, or any successor.

SECTION 2 - CREDIT FACILITIES

2.1      REVOLVING LOANS.

(1) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the Canadian Dollar Amount equal to the sum of:

         (a) eighty-five percent (85%) of the aggregate Net Amount of Eligible Billed Accounts; PLUS

         (b) only with the prior written approval of Lender, sixty-five percent (65%) of the aggregate Net Amount of Eligible Unbilled Accounts of Borrower; MINUS

         (c) the then aggregate undrawn Canadian Dollar Amounts of outstanding Letter of Credit Accommodations for the account of Borrower as provided for in Section 2.2(3); MINUS

         (d)      any Availability Reserves.

(2)      Except in Lender's discretion,

         (a) the aggregate amount of the Loans, the Letter of Credit Accommodations and other Obligations outstanding at any time shall not exceed the least of,

                  (i)      the Maximum Credit, or

                  (ii) the aggregate available under the lending formulas set forth in Section 2.1(1) hereof; or

                  (iii) if (1) as of the last day of any calendar week, the average daily Total Daily Excess Availability for the week then ended is Five Million US Dollars (US$5,000,000) or less or (2) as of the last day of any calendar week, average daily Total Daily Excess Availability for the week then ended is more than Five Million US Dollars (US$5,000,000) but is the Ten Million US Dollars (US$10,000,000) or less and as of the last day of the immediately following calendar week, average daily Total Daily Excess Availability for the week then ended remains Ten Million US Dollars (US$10,000,000) or less, the aggregate amount collected in the Payment Account as payments from account debtors on the Accounts or the accounts receivable of any Subsidiary of GLC during the trailing five (5) week period ended on the last day of such calendar week; PROVIDED THAT, such five (5) week period may be increased by Lender in its reasonable discretion based on financial information provided by Borrower to Lender from time to time, or

         (b) no Loans shall be advanced against the Eligible Unbilled Accounts of Borrower unless the prior written approval of Lender has been obtained.

         In the event that the outstanding Canadian Dollar Amount of any component of the Loans and Letter of Credit Accommodations, or the aggregate Canadian Dollar Amount of the outstanding

Loans and Letter of Credit Accommodations and other Obligations, exceeds the amounts available under the lending formulas set forth in Section 2.1(1) and
Section 2.1(2) hereof, any amount approved by Lender for Eligible Unbilled Accounts under this Section 2.1(2), the sublimits for Letter of Credit Accommodations set forth in Section 2.2(4) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded (other than such excess(es) which have been permitted by Lender in writing in its discretion).

2.2      LETTER OF CREDIT ACCOMMODATIONS.

(1) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties for any drawings or payments under the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

(2) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter percent (1.25%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, PROVIDED, HOWEVER, that such letter of credit fee shall be increased, at Lender's option, without notice, to a rate equal to three and one-quarter percent (3.25%) per annum for the period on or after the date of termination or non-renewal of this Agreement, or for the period from and after the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty five (365) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

(3) No Letter of Credit Accommodations shall be available to Borrower unless, on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrower shall be reduced by the applicable amount set forth in this Section 2.2(3).

(4) Except in Lender's discretion, the Canadian Dollar Amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed the L/C Sublimit. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(3) to the extent of such cash collateral.

(5) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, federal, provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise, unless caused by the gross negligence or wilful misconduct of the Lender with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(5) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

(6) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not:

         (a) at any time an Event of Default exists or has occurred and is continuing,

                  (i) approve or resolve any questions of non-compliance of documents;

                  (ii) give any instructions as to acceptance or rejection of any documents or goods; or

                  (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; and

         (b)      at all times,

                  (i) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and

                  (ii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

Lender may take such actions either in its own name or in Borrower's name.

2.3      AVAILABILITY RESERVES.

(1) All Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

(2) Subject to the provisions of this Agreement and any applicable law, rule, regulation or order of a foreign, federal, provincial or local government authority, Lender shall reduce from time to time any Priority Payable Reserve established pursuant to Section 1.58(c) in respect of the Borrower's liabilities and obligations for taxes and duties which are or will be required to be remitted by or on behalf of Borrower to the governmental authority responsible for collecting such taxes and duties (the "Appropriate Governmental Authority") in either of the circumstances described below, without duplication,

         (a)      the amount of the Priority Payable Reserve established under
                  Section 1.58(c) in respect of a particular calendar month shall be reduced by the amount of the taxes and duties paid by Borrower in respect of such month from sources other than Loan proceeds upon receipt by Lender of satisfactory evidence that such taxes and duties have been duly remitted by or on behalf of Borrower to the Appropriate Governmental Authority; and

         (b) if Borrower requires a Loan to pay any taxes and duties then due and for which a Priority Payables Reserve has been established under Section 1.58(c), Lender shall reduce the amount of such Priority Payable Reserve to the extent necessary to permit a Loan to be made to permit Borrower to remit to the Appropriate Governmental Authority the amount of such taxes and duties and, notwithstanding the occurrence of any Event of Default, Lender shall make such Loan available subject to the limitation that

                  (i) the condition precedent to the making of such Loan set forth in Section 4.2(3) has been satisfied, and

                  (ii) Lender has received evidence satisfactory to it that such Loan will be used solely for the purpose of payment of such taxes and duties and arrangements satisfactory to Lender have been made to ensure receipt by the Appropriate Governmental Authority of the proceeds of the Loan made for that purpose;

PROVIDED THAT, in either case, Lender shall be satisfied that the amount of the Priority Payable Reserve established pursuant to Section 1.58(c) remaining after such reduction is not less than the then applicable Minimum Reserve Amount (as defined in Section 1.58(c)) and is an amount sufficient to satisfy Lender's good faith estimate of Borrower's liabilities and obligations (after giving effect to such payment) with respect to taxes and duties which are or will be required to be remitted by or on behalf of Borrower to the Appropriate Governmental Authority.

SECTION 3 - INTEREST AND FEES

3.1      INTEREST.

(1) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the applicable Interest Rate. All interest accruing hereunder on or after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

(2) Borrower may from time to time request that US Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the US Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such US Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (a) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (b) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (c) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans,
(d) no more than four (4) Interest Periods may be in effect at any one time, (e) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than Three Million Five Hundred Thousand US Dollars (US$3,500,000) or an integral multiple of One Million US Dollars (US$1,000,000) in excess thereof,
(f) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to ninety (90%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the US Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower, if complied with by Lender, to convert US Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and US Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and US Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

(3) Any Eurodollar Rate Loans shall automatically convert to US Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received a request which complies with the terms and provisions of this Agreement to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to US Prime Rate Loans in the event that (a) an Event of Default or event which, with the notice or passage of time, or both, would constitute shall exist and remain unwaived by Lender for a period of ten (10) Business Days, (b) this Agreement shall terminate or not be renewed, or (c) the aggregate principal amount of the US Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Revolving Loans then available to Borrowers under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender
(or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the US Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to US Prime Rate Loans pursuant to any of the foregoing.

(4) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty five (365) day year in the case of Canadian Prime Rate Loans and a three hundred and sixty (360) day year in the case of US Prime Rate Loans and Eurodollar Loans, as applicable, and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Canadian Prime Rate or US Prime Rate, as applicable, effective on the first day of the month after any change in such Prime Rate is announced. The increase or decrease shall be based on the Canadian Prime Rate or US Prime Rate, as applicable, in effect on the last day of the month in which any such change occurs. All interest accruing hereunder on and after an Event of Default or termination or non-renewal hereof shall be payable on demand. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(5) For purposes of disclosure under the INTEREST ACT (Canada), where interest is calculated pursuant hereto at a rate based upon a 360 or 365 day year (the "First Rate"), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360 or 365, as applicable.

(6) Notwithstanding the provisions of this Section 3 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the CRIMINAL CODE (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the CRIMINAL CODE (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Lender will be conclusive for the purposes of such determination.

(7) A certificate of an authorized signing officer of Lender as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

(8) For greater certainty, whenever any amount is payable under this Agreement or any Financing Agreement by Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method". As an example, when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum.

3.2 CLOSING AND SYNDICATION FEE . Borrower, shall pay to Lender as a closing and syndication fee for the transactions contemplated hereunder the amount of One Hundred Twelve Thousand Five Hundred US Dollars (US$112,500), which shall be fully earned as of and payable on the date hereof.

3.3 LOAN SERVICING FEE. Borrower shall pay to Lender monthly a loan servicing fee in an amount equal to One Thousand US Dollars (US$1,000), plus out-of-pocket costs and expenses, in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

3.4 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths of one percent (.375%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the Canadian Dollar Amount equal to average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

3.5 PAYMENTS. Unless otherwise specified by Lender, all interest, fees and other payments by Borrower hereunder shall be in the currency in which such Obligations are denominated.

3.6      COMPENSATION ADJUSTMENT

(1) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Lender or any Participant therewith:

         (a) subjects Lender or any Participant to any tax, duty, charge or withholding on or from payments due from Borrower (excluding franchise taxes imposed upon, and taxation of the overall net income or capital of, Lender or any Participant), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

         (b) imposes or increases or deems applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or any Participant (other than any reserves included in the determination of the Eurodollar Rate), or

         (c) imposes any other condition the result of which is to increase the cost to Lender or any Participant of making, funding or maintaining the Loans or Letter of Credit Accommodations or reduces any amount receivable by Lender or any Participant in connection with the Loans or Letter of Credit Accommodations, or requires Lender or any Participant to make payment calculated by references to the amount of loans held or interest received by it, by an amount deemed material by Lender or any Participant, or

         (d) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lender or any Participant or any corporation controlling Lender or any Participant, and Lender or any Participant determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Lender's reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Lender or any Participant of making, renewing or maintaining the Loans or Letter of Credit Accommodations, or to reduce the rate of return to Lender or any Participant on the Loans or Letter of Credit Accommodations,

then upon demand by Lender, Borrower shall pay to Lender, and continue to make periodic payments to Lender or any Participant, such additional amounts as may be necessary to compensate Lender or any Participant for any such additional cost incurred or reduced rate of return realized.

(2) A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the compensation and the method by which such amounts were determined. Each demand for compensation under this Section 3.6 shall be given within ninety (90) days of Lender's first learning of the basis for such compensation and its ability to calculate the amount of such compensation. In determining any additional amounts due from any Borrower under this Section 3.6, Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender's or Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans and commitments under this Agreement by the Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Lender or such Participant to receive compensation costs of the type described in this Section 3.6.

3.7      CHANGES IN LAWS AND INCREASED COSTS OF LOANS

(1) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, US Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, US Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender or any Participant in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, US Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Such conversion shall occur at the end of the applicable Interest Period for each such Eurodollar Rate Loan or, if it is unlawful for Lender or any Participant to maintain any such Loan until such date, on the latest date on which it remains lawful for Lender or any Participant to maintain such Loan. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the US Reference Bank or any Participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of any such conversion, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof as a result of any payment of principal of any Eurodollar Rate Loan made other than on the last day of the Interest Period for that Loan. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

(2) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under
Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the US Reference Bank or any Participant with Lender for any additional loss, cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

3.8 DUPLICATION. All amounts determined under any provision of Section 3.6 or
3.7 shall be without duplication with any amounts determined under any other provision of those sections.

SECTION 4 - CONDITIONS PRECEDENT

4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT
ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

(1) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination of any interest in and to any assets and properties of Borrower, duly authorized, executed and delivered by it or each of them, including, but not limited to, PPSA discharge statements for all PPSA financing statements and Lender shall have satisfied itself that it has valid, perfected and first priority security interests in and liens upon the Collateral and any other property which is intended as security for the Obligations or the liability of any Obligor in respect thereto, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

(2) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

(3) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

(4) Lender shall have completed a field review of the Records and of such other financial information, projections, budgets, business plans, cash flows as Lender shall reasonably request from time to time, including, but not limited to, current agings of receivables, roll forwards of Accounts through the date of closing and availability projections for Borrower's fiscal year 2000, prepared on a monthly basis, together with supporting documentation, the results of which shall be satisfactory to Lender;

(5) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgements and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

(6) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as first loss payee and additional insured;

(7) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower and GLC with respect to the Financing Agreements and such other matters as Lender may request;

(8) the Total Excess Availability as determined by Lender as of the date hereof LESS the aggregate amount of all book overdrafts of Borrower, any US Borrower and GL UK shall be not less than an amount that is satisfactory to Lender after giving effect to the initial Loans made or to be made hereunder and the payment of all fees and expenses payable upon the consummation of the initial transactions contemplated by this Agreement;

(9) Lender shall have received, in form and substance satisfactory to Lender, a continuing guarantee by GLC of the payment of all Obligations;

(10) Lender shall have received, in form and substance satisfactory to Lender, a continuing guarantee by each of US Borrowers of the payment of all Obligations and any security agreements and any other documents or instruments evidencing the security interests of Lender on the assets of US Borrowers and such other documents and agreements including legal opinions as Lender may require.

(11) Lender shall have received evidence, in form and substance satisfactory to Lender, that the initial loans under the US Facility and the UK Facility will be advanced concurrently with or immediately upon the making of the initial Loans hereunder;

(12) Lender shall have received, in form and substance satisfactory to Lender, executed copies of a Blocked Accounts agreement(s), pursuant to
Section 6.3 hereof, among Lender, Borrower and Royal Bank of Canada or another financial institution satisfactory to Lender, acting reasonably;

(13) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender;

(14) Lender shall have received, in form and substance satisfactory to Lender, a certificate of the chief financial officer of Borrower certifying Borrower's accrued and unpaid excise tax and duty liabilities and the amount of Borrower's cash on hand as of March 22, 2000; and

(15) Lender shall have received, in form and substance satisfactory to Lender, a certificate of the senior vice president, finance of GLC, certifying Borrower's accrued and unpaid excise tax and duty liabilities as of March 28, 2000 and the amount of Borrower's cash on deposit as of March 27, 2000.

4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

(1) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

(2) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

(3) neither Lender nor any other Person has received a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the INCOME TAX ACT (Canada) or Section 317, or any successor section of the EXCISE TAX ACT (Canada) or any comparable provision of similar legislation in respect of Borrower or otherwise issued in respect of Borrower and which requirement remains outstanding.

SECTION 5 - INTENTIONALLY DELETED

SECTION 6 - COLLECTION AND ADMINISTRATION

6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon

Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

6.3 COLLECTION OF ACCOUNTS.

(1) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such Canadian banks as are acceptable to Lender into which Borrower shall, in accordance with Lender's instructions, promptly, and any other Subsidiary of GLC may, deposit and direct its account debtors that remit payments by electronic funds transfers to directly remit, all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral or repayment of any loans or advances made to GLC, GL UK, GIFL, or any US Borrower in the identical form in which such payments are made, whether by cash, cheque or other manner. The banks at which a Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Lender, providing (unless otherwise agreed to by Lender) that all items received or deposited in such Blocked Account (other than the proceeds of accounts receivable or other property of any Subsidiary of GLC that is not Borrower or Obligor) are the Collateral of Lender, that the depository bank has no lien upon, or right to setoff against the Blocked Account, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Account or to such other bank account of Lender as Lender may from time to time designate for such purpose (the "Payment Account"). Borrower agrees that all amounts deposited in the Blocked Account or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise (other than the proceeds of accounts receivable or other property of any Subsidiary of GLC that is not Borrower or Obligor) shall be the Collateral of Lender.

(2) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day. If no monetary obligations by Borrower are outstanding on any day, but monetary obligations under the US Facility or the UK Facility are outstanding, or any Letter of Credit Accommodations, US Letter of Credit Accommodations or UK Letter of Credit Accommodations are outstanding on such day, Borrower shall pay interest at the applicable rate set forth in Section
3.1 on the amount of any payments or other funds that are received by Lender (irrespective of the characterization of whether receipts are owned by Lender or Borrower) for such day. If no monetary obligations under this Agreement, the US Facility or the UK Facility are outstanding and no Letter of Credit Accommodations, US Letter of Credit Accommodations or UK Letter of Credit Accommodations are outstanding on any day, no interest shall be charged to Borrower on the amount of any payments or other funds that are received by Lender for such day. If Lender receives funds in a Payment Account at any time at which no

Obligations, contingent or otherwise, are outstanding or in excess of such outstanding Obligations, Lender shall transfer such funds to Borrower at such account as Borrower may direct, provided that Borrower shall, at Lender's request, deposit such funds to an account maintained at the bank at which the Payment Accounts are maintained and, prior to such transfer, shall execute and deliver to Lender a cash collateral agreement in form and substance satisfactory to Lender providing to Lender a first priority Lien over such account.

(3) Borrower and all of its affiliates, Subsidiaries, shareholders, directors, employees or agents shall, holding the same in trust for Lender, receive, as the property of Lender, any monies, cheques, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts or the Payment Accounts as applicable, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account or Payment Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts or the Payment Accounts arising out of Lender's payments to or indemnification of such bank or person, unless such payment or indemnification obligation of Lender was a result of Lender's gross negligence or wilful misconduct. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

6.4 PAYMENTS. All Obligations shall be payable to the Payment Accounts as provided in Section 6.3 or such other place in Canada as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner and using such conversion rates as Lender determines. Payments and collections received in any currency other than US Dollars or Canadian Dollars will be accepted and/or applied at the sole discretion of Lender. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon facsimile or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or

Letter of Credit Accommodations established (which day shall be a Business
Day) and the amount of the requested Loan. Requests received after 10:30 a.m. Toronto time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

6.6 USE OF PROCEEDS. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof.

SECTION 7 - COLLATERAL REPORTING AND COVENANTS

7.1 COLLATERAL REPORTING. Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

         (a) on a weekly basis on, or before the Wednesday of such week for the immediately preceding calendar week or more frequently as Lender may request, reports respecting duties and taxes collected, billed and or remitted for goods shipped by Borrower, a schedule of Accounts of Borrower, sales made, credits issued and cash received by Borrower;

         (b) on a monthly basis, on or before the third (3rd) Business day after the fifteenth (15th) day of such month for the first fifteen (15) day period of such month or more frequently as Lender may request, interim roll forwards of and detailed information on unbilled Accounts of Borrower;

         (c) on a monthly basis on or before the tenth (10th) Business Day of such month for the immediately preceding month or more frequently as Lender may request, separate agings of billed and unbilled accounts receivable, detailed information on unbilled Accounts, agings of accounts payable, lease payables and other payables of Borrower;

         (d)      upon Lender's reasonable request,

                  (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements,

                  (ii)     copies of shipping and delivery documents, and

                  (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; and

         (e) such other reports as to the Collateral or other property which is security for the Obligations as Lender shall reasonably request from time to time.

If any of Borrower's records or reports of the Collateral or other property which is security for the Obligations are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2 ACCOUNTS COVENANTS.

(1) Borrower shall notify Lender promptly of:

         (a) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof;

         (b) all material adverse information relating to the financial condition of any account debtor; and

         (c) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts.

No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except in the ordinary course of Borrower's business in accordance with its most recent past practices and policies. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor in the ordinary course of Borrower's business in accordance with its most recent past practices and policies. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances and Borrower shall not, upon Lender's request, issue any credits, discounts or allowances with respect to or Account without Lender's prior written consent.

(2) With respect to each Account:

         (a) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete;

         (b) no payments shall be made thereon except payments delivered to Lender pursuant to the terms of this Agreement;

         (c) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender;

         (d) there shall be no setoffs, deductions, contras, defences, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement;

         (e) none of the transactions giving rise thereto will violate any applicable federal or provincial laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms; and

         (f) if such Account is an Eligible Unbilled Account, Borrower has completed shipment of goods and/or the rendition of services which give rise thereto in accordance with the terms and provisions contained in any documents related thereto.

(3) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(4) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

(5) Lender may, at any time or times that an Event of Default exists:

         (a) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest or lien therein and Lender may direct any or all account debtors to make payments of Accounts directly to Lender;

         (b) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations;

         (c) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and

         (d) take whatever other action Lender may deem necessary or desirable for the protection of its interests.

At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts due from such account debtor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

7.3 EQUIPMENT COVENANTS.  With respect to the Equipment:

         (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to and by an appraiser acceptable to Lender addressed to Lender or upon which Lender is expressly permitted to rely;

         (b) Borrower shall diligently and promptly do all acts reasonably necessary to deliver to Lender the original certificates of title of all motor vehicles of Borrower and to note Lender as the first priority lienholder thereon, which acts shall include curing any deficiency to any documents or instruments necessary to evidence Lender's security interest within ten
                  (10) days after written notice of such deficiency by Lender;

         (c) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

         (d) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

         (e) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use;

         (f) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business;

         (g) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and

         (h) Borrower assumes all responsibility and liability arising from the use of the Equipment.

7.4 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to:

         (a) at any time an Event of Default exists or has occurred and is continuing

                  (i) demand payment on Accounts or on proceeds of other Collateral;

                  (ii) enforce payment of Accounts or other Obligations included in the Collateral by legal proceedings or otherwise;

                  (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral;

                  (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable;

                  (v) settle, adjust, compromise, extend or renew an Account or other Obligations included in the Collateral;

                  (vi) discharge and release any Account or other Obligations included in the Collateral;

                  (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor;

                  (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and take any payments on Accounts or other proceeds of Collateral contained in such mail and promptly forward any other mail to Borrower; and

                  (ix) do all acts and things which are necessary, in Lender's determination, to fulfil Borrower's obligations under this Agreement and the other Financing Agreements; and

         (b) at any time, subject to the terms of the agreements(s) relating to the Blocked Account(s), if any, to

                  (i) take control in any manner of any item of payment or proceeds thereof;

                  (ii) have access to any lockbox or postal box into which Borrower's mail is deposited;

                  (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations;

                  (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral;

                  (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors; and

                  (vi) execute in Borrower's name and file any PPSA or other financing statements or amendments thereto.

         Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.5 RIGHT TO CURE.  Lender may, at its option:

         (a) cure any monetary default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower;

         (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral; and

         (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto.

         Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.6 ACCESS TO PREMISES.  From time to time as requested by Lender:

         (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records;

         (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request; and

         (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8 - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Borrower is a corporation duly incorporated, validly existing and duly organized under the laws of its jurisdiction of incorporation and is duly qualified or registered as a foreign or extra-provincial corporation in all provinces, states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. To the best of Borrower's knowledge, attached as Schedule 8.1 hereto, is a true and correct organizational chart of GLC and any

Subsidiaries with assets in excess of the Canadian Dollar Amount Ten Thousand US Dollars (US$10,000). The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's memorandum and articles of association, by-laws, operating agreements, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries with assets in excess of Ten Thousand US Dollars (US$10,000) except as set forth on Schedule 8.1 attached hereto.

8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or GLC which have been or may hereafter be delivered by Borrower or GLC to Lender have been or will have been prepared in accordance with GAAP or US GAAP, as applicable, and fairly present the financial condition and the results of operation of Borrower and GLC as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by or on behalf of Borrower or by or on behalf of GLC to Lender prior to the date of this Agreement or as otherwise disclosed in writing to Lender, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower or GLC, since the date of the most recent audited financial statements furnished by or on behalf of Borrower to Lender prior to the date of this Agreement.

8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below Borrower's name on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, hypothecs, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

8.5 TAX RETURNS. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid federal, provincial, municipal, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6 LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which has a material possibility (as reasonably determined by Lender) of being adversely determined against Borrower, and if adversely determined would result in any material adverse change in the assets, business or condition (financial or otherwise) of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Borrower is not in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, provincial or local governmental authority where such default, violation or non-compliance would result in a material adverse effect on the assets, business or condition (financial or otherwise) of Borrower or would materially impair the ability of Borrower to perform its obligations under the Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon the Collateral.

8.8 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

8.9 ENVIRONMENTAL COMPLIANCE.

(1) Except as set forth on Schedule 8.9 hereto, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

(2) Except as set forth as Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

(3) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(4) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

8.10     STATUS OF PENSION PLANS.

(1) The Pension Plans are duly registered under all applicable provincial pension benefits legislation.

(2) All material obligations of Borrower (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Pension Plans or the funding agreements therefor have been performed in a timely fashion. There are no outstanding disputes concerning the assets held pursuant to any such funding agreement.

(3) All contributions or premiums required to be made by Borrower to the Pension Plans have been made in a timely fashion in accordance with the terms of the Pension Plans and applicable laws and regulations.

(4) All employee contributions to the Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by Borrower and fully paid into the Pension Plans in a timely fashion.

(5) All material reports and disclosures relating to the Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion.

(6) There have been no improper withdrawals, or applications of, the assets of any of the Pension Plans.

(7) No amount is owing by any of the Pension Plans under the INCOME TAX ACT (Canada) or any provincial taxation statute.

(8) The Pension Plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles).

(9) Borrower, after diligent enquiry, has neither any knowledge, nor any grounds for believing, that any of the Pension Plans is the subject of an investigation, any other proceeding, an action or a claim. There exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

8.11 YEAR 2000 COMPLIANCE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Borrower and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects. The computer and management information systems of the Borrower are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct their business without a material adverse effect on their assets, business or condition (financial or other).

8.12 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrower or GLC in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or condition (financial or otherwise) of Borrower, which has not been fully and accurately disclosed to Lender in writing.

8.13 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender pursuant to any Financing Agreement.

SECTION 9 - AFFIRMATIVE AND NEGATIVE COVENANTS

9.1 MAINTENANCE OF EXISTENCE. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted; provided, however, that Borrower may (a) reincorporate or re-form itself under the laws of any other province of Canada, (b) change its form of organization from a an unlimited liability company to a limited liability company or a corporation and (c) abandon any permit, license, trademark, trade name, approval or authorization it no longer deems material to its business. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its name or structure, which notice shall set forth the proposed new name or structure and Borrower shall deliver to Lender a certified government copy of the amendment to the applicable constituent document of Borrower providing for such name change immediately as soon as it is available.

9.2 NEW COLLATERAL LOCATIONS. Borrower may open any new location within Canada provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including PPSA and other financing statements and such other evidence as Lender may require of the perfection of Lender's first priority security interests and liens where required by Lender and, if Borrower leases such location, provides a favourable landlord waiver or subordination .

9.3 COMPLIANCE WITH LAWS, REGULATIONS, ETC.

(1) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, Provincial or local governmental authority, including, without limitation, all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws where such non-compliance would result in a material adverse effect on the assets, business or condition (financial or otherwise) of Borrower or would materially impair the ability of Borrower to perform its obligations under the Financing Documents to which it is a party or of Lender to enforce any Obligations or realize upon the Collateral.

(2) Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws in any material respect and shall regularly report to Lender on such response.

(3) Borrower shall give both oral and written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of:

         (a) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or

         (b) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to:

                  (i) any non-compliance with or violation of any Environmental Law by Borrower; or

                  (ii) the release, spill or discharge, threatened or actual, of any Hazardous Material; or

                  (iii) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; or

                  (iv) any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

(4) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including legal fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section
9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

9.4 PAYMENT OF TAXES AND CLAIMS. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower to pay any income or capital taxes of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

9.5 INSURANCE. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation of coverage. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all casualty insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

9.6      FINANCIAL STATEMENTS AND OTHER INFORMATION.

(1) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender:

         (a) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated and consolidating financial statements of Borrower (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower as of the end of and through such fiscal month;

         (b) within sixty (60) days after the end of each fiscal year quarter, quarterly unaudited consolidated and consolidating financial statements of Borrower (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower as of the end ofand through such fiscal quarter; and

         (c) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated and consolidating financial statements of Borrower (including in each case balance sheets, statements of income and loss, statements of changes in financial position and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent chartered accountants, which accountants shall be a nationally recognized independent accounting firm or, if not, another independent accounting firm selected by Borrower reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower as of the end of and for the fiscal year then ended.

(2)      Borrower shall promptly notify Lender in writing of the details of

         (a) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise; and

         (b) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

(3) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which GLC sends to its shareholders generally and copies of all reports and registration statements which Borrower or GLC files with the Securities Exchange Commission, and United States or Canadian national exchange or any provincial securities commission or securities exchange.

(4) Within thirty (30) days after the date hereof, Borrower shall furnish or cause to be furnished to Lender updated projected balance sheets and income statements of GLC and its Subsidiaries after giving effect to the transactions contemplated by this Agreement.

(5) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information in respect of the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any information provided to Lender pursuant to this Section 9.6(5) shall be subject to Section 12.6 hereof. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

(6) Borrower shall deliver to Lender within five (5) days after the applicable due date for the payment thereof, a statement in form satisfactory to Lender confirming the payment of rent and other amounts when due to owners and lessors of real property used by Borrower, including, but not limited to amounts due under a lease agreement to 405 The West Mall Portfolio Inc. and Taradown Holdings Inc., certified by the chief financial officer of Borrower as true and correct.

(7) Borrower shall deliver to Lender within five (5) days after the applicable due date for the payment thereof, a statement in form satisfactory to Lender confirming the remittance of such taxes and duties then due by Borrower to the governmental authority responsible for collecting such taxes and duties certified by the chief financial officer of Borrower as true and correct.

9.7 SALE OF ASSETS, CONSOLIDATION, AMALGAMATION, DISSOLUTION, ETC. Borrower shall not, directly or indirectly:

         (a) amalgamate with any other Person or permit any other Person to amalgamate with it; other than an entity solely formed for the purpose of a re-incorporation or re-formation of Borrower permitted under Section 9.1 hereof or permit any other Person other than an entity solely formed for the purpose of a re-incorporation or re-formation of Borrower permitted under
                  Section 9.1 hereof to amalgamate with it provided that any survivor of such amalgamation shall assume the Obligations of the amalgamated Borrower and be subject to the terms and conditions of this Agreement and the other Financing Agreements;

         (b) sell, assign, lease, transfer, abandon or otherwise dispose of any shares or indebtedness to any other Person or any of its assets to any other Person except for:

                  (i) sales of Inventory in the ordinary course of business; and

                  (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as:

                           (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender; and

                           (B) the fair market value of such Equipment, together with the fair market value of all worn-out or obsolete "Equipment" (as defined in the US Loan and Security Agreement and hereinafter referred to as "US Equipment") or US Equipment no longer used in the business of US Borrowers and sold by US Borrowers, does not exceed the Canadian Dollar Amount of One Million US Dollars (US$ 1,000,000) for all such Equipment and US Equipment disposed of in any fiscal year of Borrower; and

                  (iii) in connection with the sale of all or substantially all the assets of Borrower or a Subsidiary of Borrower or the sale of all the Securities of Borrower or a Subsidiary of Borrower, where such sales, together with all sales of similar assets and Securities referred to in Section 9.7(b)(iii) of the US Loan and Security Agreement, have an aggregate fair market value not to exceed the Canadian Dollar Amount of Twenty Five Million US Dollars (US$25,000,000)
                           less the fair market value of any assets or Securities previously sold by Borrower in connection with the sale of all or substantially all the assets of Borrower or a Subsidiary of Borrower or the sale of all the Securities of a Subsidiary of Borrower and/or the fair market value of a previous sale of any similar assets or Securities referred to in Section 9.7(b)(iii) of the US Loan and Security Agreement during the term of this Agreement, and PROVIDED THAT:

                           (A) no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing immediately prior to and after giving effect to such sale; and

                           (B)      Borrower shall pay to Lender the greater of:

                                    (1) fifty percent (50%) of the amount by which the aggregate amount (net of taxes, assumed liabilities and transaction costs) received by Borrower from such sales exceeds the Canadian Dollar Amount of Five Million US Dollars (US$5,000,000) and one hundred percent (100%) of the amount by which the aggregate amount (net of taxes, assumed liabilities and transaction costs) received by Borrower from such sales exceeds the Canadian Dollar Amount of Ten Million US Dollars (US$10,000,000) or (2) the portion of the amount of Loans then outstanding advanced against any Accounts sold in connection with any such sales (it being agreed that any such payments to Lender shall not reduce the Maximum Credit unless made pursuant to Section 12.1(3) hereof and shall not be included in calculating the amount of Revolving Loans available pursuant to Section 2.1(2)(a)(iii));

                  (iv) the transfer of all or part of the ownership of GIFL to any wholly-owned subsidiary of GLC ;

         (c) form Subsidiaries of Borrower, unless the aggregate amount of all contributions made by Borrower to such Subsidiaries is less than the Canadian Dollar Amount of Two Million US Dollars (US$2,000,000) in the aggregate during the term of this Agreement and PROVIDED THAT; (i) no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing immediately prior to and after giving effect to the formation of each such Subsidiary, (ii) if any such Subsidiary is formed on or prior to April 15, 2000, Total Excess Availability exceeds Fifteen Million US Dollars (US$15,000,000) immediately prior to and after giving effect to such formation or if any such Subsidiary is formed after April 15, 2000, Total Excess Availability exceeds Ten Million US Dollars (US$10,000,000) immediately prior to and after giving effect to such formation, (iii) any such Subsidiary formed engages in a line of business compatible but not competitively adverse with Borrower's line of business and
                  (iv) Borrower shall not contribute to any such Subsidiary any non-cash Collateral with a fair market value exceeding in the aggregate more than Ten Thousand US Dollars (US$10,000) during the term of this Agreement or any proprietary information except that a license to use such proprietary information on a non-exclusive basis shall not be deemed to be a contribution of proprietary information for purposes of this Section 9.7(c).

         (d) acquire the Securities of any Person in which such person would become a Subsidiary of Borrower except for Permitted Acquisitions;

         (e) wind up, liquidate or dissolve except following the transfer of all or substantially all of its assets in a transaction permitted by clause (b)(iii) of this Section 9.7, or

         (f)      agree to do any of the foregoing.

9.8 ENCUMBRANCES. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

         (a)      liens and security interests of Lender;

         (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

         (c)      security deposits in the ordinary course of business;

         (d) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent:

                  (i) such liens do not affect Accounts or are otherwise not in imminent danger of foreclosure; or

                  (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer (subject to applicable deductibles) or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

         (e) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

         (f) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and

         (g) the security interests and liens set forth on Schedule 8.4 hereto or replacements therefor that do not extend to any other property or increase the amounts secured.

9.9 INDEBTEDNESS. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations for borrowed money or indebtedness, EXCEPT:

         (a)      the Obligations;

         (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books;

         (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

         (d) the indebtedness set forth on Schedule 9.9 hereto; PROVIDED, THAT,

                  (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof;

                  (ii)     Borrower shall not, directly or indirectly;

                           (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof; or

                           (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

                  (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

         (e) indebtedness owing to any US Borrower, GL UK, GLC or GIFL; PROVIDED THAT, no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing immediately prior to and after giving effect to the incurrence, creation or assumption of such indebtedness; and

         (f) other Indebtedness at any one time not exceeding the Canadian Dollar Amount of Five Hundred Thousand US Dollars (US$500,000) outstanding.

9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the shares or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

         (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

         (b)      investments in:

                  (i)      short-term direct obligations of the Canadian
                           Government;

                  (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender; and

                  (iii)    commercial paper rated A1 or P1;

                           PROVIDED, THAT, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

         (c) the guarantees set forth in the Information Certificate of Borrower;

         (d) the guarantees issued or, to the extent required by the terms of the indenture governing the Senior Notes as in effect on the date of this Agreement or any indenture governing notes issued in replacement of the Senior Notes; PROVIDED THAT, such replacement notes do not provide for a higher interest rate, a maturity date or any principal payments during the term of this Agreement, and otherwise contain provisions reasonably satisfactory to Lender and the holders of such replacement notes have executed agreements providing for the subordination of such notes to the Obligations on terms and conditions reasonably satisfactory to Lender;

         (e) Permitted Acquisitions and any transaction permitted by Sections 9.1 or 9.7 hereof;

         (f) loans or advances to, or investments in, or purchases or repurchases of the Securities, assets or indebtedness of any of the US Borrowers, or GL UK or guarantees or the assumption of letter of credit obligations for the benefit of any US Borrower or GL UK; PROVIDED THAT,

                  (i) no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing immediately prior to and after giving effect to any such loan, advance, investment, purchase, repurchase, guarantee or assumption of letter of credit obligation,

                  (ii) such loans, advances, investments, purchases or repurchases do not violate the capitalization requirements of Borrower under applicable laws, and

                  (iii) such loans or advances are evidenced by a promissory note or notes (which notes shall be secured by a guarantee and pledge agreement dated March 23, 2000 by GeoLogistics Holdings (Bermuda) Limited) the rights to which have been collaterally pledged to Lender;

         (g)      loans or advances to GIFL or GLC; PROVIDED THAT,

                  (i) no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing immediately prior to and after giving effect to such loans or advances,

                  (ii) such loans or advances do not violate the capitalization requirements of Borrower, under applicable laws,

                  (iii) all the proceeds of such loans or advances are immediately loaned or advanced by GIFL or GLC, as the case may be, to a US Borrower or GL UK, and

                  (iv) such loans or advances are evidenced by a promissory note or notes (which notes shall be secured by a guarantee and pledge agreement dated March 23, 2000 by GeoLogistics Holdings (Bermuda) Limited) the rights to which have been collaterally pledged to Lender;

         (h) loans or advances to GLC (i) for the purpose of paying interest due under the Senior Notes, (ii) for the purpose of paying management fees to Sponsor or any of their affiliates in an aggregate amount for Borrower not to exceed the Canadian Dollar Amount of Seven Hundred Thousand US Dollars (US$700,000) (such amount is not to include amounts in respect of the one-time loan or advance by US Borrowers to GLC which shall not to exceed One Hundred Seventy Five Thousand US Dollars (US$175,000) for the purpose of paying unpaid management fees to the Sponsors or any of their affiliates earned during US Borrowers' 1999 fiscal year) less amounts paid by US Borrowers or GL UK to GLC for such purpose in any fiscal year of Borrower and (iii) for the other purposes set forth in Schedule 9.10(h) attached hereto in an aggregate amount for Borrower not to exceed the Canadian Dollar Amount of Twenty One Million US Dollars (US$21,000,000) less amounts paid by US Borrowers or GL UK to GLC for such purposes in any fiscal year of Borrower, PROVIDED THAT,

                  (i) no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing immediately prior to and after giving effect to such loans or advances,

                  (ii) such loans or advances do not violate the capitalization requirements of Borrower under applicable laws, and

                  (iii) such loans or advances are evidenced by a promissory note or notes (which notes shall be secured by a guarantee and pledge agreement dated March 23, 2000 by GeoLogistics Holdings (Bermuda) Limited) the rights to which have been collaterally pledged to Lender;

         (i) loans or advances to, or guarantees or the assumption of letter of credit obligations for the benefit of, GLC or a Subsidiary of GLC (other than Borrower, a US Borrower or GL
                  UK); PROVIDED THAT,

                  (i) no Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing immediately prior to and after giving effect to such loans, advances, guarantees or assumption of letter of credit obligations,

                  (ii) such loans, advances, guarantees or assumption of letter of credit obligations do not violate the capitalization requirements of Borrower under applicable laws,

                  (iii) if such loans, advances, guarantees or assumption of letter of credit obligations are made on or prior to April 15, 2000, Total Excess Availability exceeds Fifteen Million US Dollars (US$15,000,000) immediately prior to and after giving effect to such loans, advances guarantees or assumption of letter of credit obligations or if such loans, advances, guarantees or assumption of letter of credit obligations are made after April 15, 2000, Total Excess Availability exceeds Ten Million US Dollars (US$10,000,000) immediately prior to and after giving effect to such loans, advances, guarantees or assumption of letter of credit obligations, and

                  (iv) such loans or advances are evidenced by a promissory note or notes (which notes shall be secured by a guarantee and pledge agreement dated March 23, 2000 by GeoLogistics Holdings (Bermuda) Limited) the rights to which have been collaterally pledged to Lender;

         (j) other outstanding loans or advances by Borrower not to exceed the Canadian Dollar Amount of Two Hundred and Fifty Thousand US Dollars (US$250,000) in the aggregate at any time.

9.11 DIVIDENDS AND REDEMPTIONS. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares or membership interest of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class or membership interest, as the case may be, (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common shares or membership interest or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or membership interest or agree to do any of the foregoing.

9.12 TRANSACTIONS WITH AFFILIATES. Borrower shall not, directly or indirectly; purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favourable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person. For this purpose, affiliate shall not include Borrower's own Subsidiaries, US Borrowers and their respective Subsidiaries, GL UK, GLC or GIFL.

9.13 ADDITIONAL BANK ACCOUNTS. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except:

         (a) as to any new or additional Blocked Accounts, if any, and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish; and

         (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

9.14 INTELLECTUAL PROPERTY. In the event Borrower obtains or applies for any material intellectual property rights or obtains any material licenses with respect thereto, Borrower shall immediately notify Lender thereof and shall provide to Lender copies of all written materials including, but not limited to, applications and licenses with respect to such intellectual property rights. At Lender's request, Borrower shall promptly execute and deliver to Lender an intellectual property security agreement granting to Lender a perfected security interest in such intellectual property rights in form and substance satisfactory to Lender.

9.15 APPLICATIONS UNDER THE COMPANIES' CREDITORS ARRANGEMENT ACT. Borrower acknowledges that its business and financial relationships with Lender are unique from its relationship with any other of its creditors. Borrower agrees that it shall not file any plan of arrangement under the CCAA ("CCAA Plan") which provides for, or would permit directly or indirectly, Lender to be classified with any other creditor of Borrower for purposes of such CCAA Plan or otherwise.

9.16     OPERATION OF PENSION PLANS.

(1) Borrower shall administer the Pension Plans in accordance with the requirements of the applicable pension plan texts, funding agreements, the INCOME TAX ACT (Canada) and applicable provincial pension benefits legislation.

(2) Borrower shall deliver to Lender an undertaking of the funding agent for each of the Pension Plans stating that the funding agent will notify Lender within 7 days of Borrower's failure to make any required contribution to the applicable Pension Plan.

(3) Borrower shall not accept payment of any amount from any of the Pension Plans without the prior written consent of Lender.

(4) Without the prior written consent of Lender, Borrower shall not terminate, or cause to be terminated, any of the Pension Plans, if such plan would have a solvency deficiency on termination.

(5) Borrower shall promptly provide Lender with any documentation relating to any of the Pension Plans as Lender may reasonably request. Borrower shall notify Lender within 30 days of

         (a)      a material increase in the liabilities of any of the Pension
                  Plans,

         (b)      the establishment of a new registered pension plan,

         (c) commencing payment of contributions to a Pension Plan to which Borrower had not previously been contributing.

9.17 COSTS AND EXPENSES. Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to:

         (a) all costs and expenses of filing or recording (including PPSA financing statement and other similar filing and recording fees and taxes, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

         (b) all costs and expenses and fees for title opinions, insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees ;

         (c) costs and expenses of remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Blocked Accounts, if any, and the Payment Accounts, together with Lender's customary charges and fees with respect thereto;

         (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations;

         (e) costs and expenses of preserving and protecting the Collateral;

         (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters);

         (g) all out-of-pocket expenses and costs incurred by Lender or Lender's examiners in the conduct of their periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of Seven Hundred and Fifty US Dollars (US$750) per person, per day for Lender's examiners in the field and office; and

         (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

9.18 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and liens and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more PPSA or other financing statements or notices signed only by Lender or Lender's representative.

SECTION 10 - EVENTS OF DEFAULT AND REMEDIES

10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

(1) Borrower fails to pay when due any of the Obligations (other than interest or fees due hereunder);

(2) Borrower fails to pay any interest or fees within three (3) days after such interest or fees become due hereunder; provided that such three (3) day period shall not apply in the event that Borrower intentionally diverts payments on Accounts or other proceeds of Collateral from the Blocked Account;

(3) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements; and such failure shall continue for ten (10) Business Days; provided that, such ten (10) Business Day period shall not apply in the case of (i) any failure to perform a term, covenant, condition or provision which results in the occurrence of an Event of Default addressed in any other provision or paragraph of this
Section 10.1, (ii) any failure to perform any such term, covenant, condition or provision that has been the subject of a two (2) previous failures within the prior twelve (12) month period or (iii) an intentional breach by Borrower of such term, covenant, condition or provision;

(4) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(5) any Obligor revokes or terminates any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favour of Lender;

(6) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of the Canadian Dollar Amount of Two Million Five Hundred Thousand US Dollars (US$2,500,000) in any one case or against Borrower, any Obligor, US Borrowers or any "Obligor" (as defined and determined under the US Loan and Security Agreement) in excess of the Canadian Dollar Amount of Five Million US Dollars (US$5,000,000) in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any material judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

(7) Borrower or any Obligor, which is a partnership, limited or unlimited liability company, limited partnership, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

(8) Borrower or any Obligor becomes unable generally to pay its debts as they become due, makes an assignment for the benefit of creditors proposes to make, makes or sends notice of a bulk sale or calls a meeting of its creditors or principal creditors (other then the holders of the Senior Notes);

(9) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed or stayed within ninety (90) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or such petition or application is not dismissed or stayed within ninety (90) days after the date of its filing or the relief requested is granted sooner provided however, notwithstanding anything to the contrary set forth herein, Lender shall have no obligation to advance any Loans or provide any Letter of Credit Accommodations during any period that such petition or application remains pending;

(10) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed or commenced by Borrower or any Obligor for all or any part of its property including, without limitation, if Borrower or any Obligor shall:

         (a) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its property and assets;

         (b) be unable, or admit in writing its inability, to pay its debts as they mature, or commit any other act of bankruptcy;

         (c)      make a general assignment for the benefit of creditors;

         (d) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors;

         (e) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding; or

         (f) take any corporate action for the purpose of effecting any of the foregoing;

(11) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favour of any person other than Lender, in any case in an amount in excess of the Canadian Dollar Amount of Two Million Five Hundred Thousand US Dollars (US$2,500,000), which default continues for more than the applicable cure period;

(12) without providing prior written notice to Lender, concurrently with providing notice to US Lender, GLC or any Subsidiary of GLC (other than Borrower, US Borrowers or GL UK), in connection with sales of all or substantially all the assets of a Subsidiary of GLC (other than Borrower, US Borrowers or GL UK) or sales of all the Securities of a Subsidiary of GLC (other than Borrower, US Borrower or GL UK), sells or agrees to sell assets or Securities having a fair market value in excess of the Canadian Dollar Amount of Twenty Five Million US Dollars (US$25,000,000) in the aggregate at any time during the term of this Agreement;

(13) GLC ceases to hold, directly or indirectly, all of the Securities of Borrower;

(14) charging of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of any material property of Borrower or such Obligor;

(15) any default by GL UK or any of the US Borrowers or an "Event of Default" shall occur under the terms of the US Loan and Security Agreement or the UK Loan Agreement or any other document, note and/or instrument executed or delivered in connection therewith;

(16) there shall be a material adverse change in the business, assets or condition (financial or otherwise) of Borrower or any Obligor after the date hereof; or

(17) there shall be an event of default under any of the other Financing Agreements.

10.2     REMEDIES.

(1) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, THE PERSONAL PROPERTY SECURITY ACT (Ontario) and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the PERSONAL PROPERTY

SECURITY ACT (Ontario) or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

(2) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation,

         (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(9) and 10.1(10), all Obligations shall automatically become immediately due and payable);

         (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral and carry on the business of Borrower;

         (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender;

         (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral;

         (e) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose;

         (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower;

         (g) borrow money and use the Collateral directly or indirectly in carrying on Borrower's business or as security for loans or advances for any such purposes;

         (h) grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges, and otherwise deal with Borrower, debtors of Borrower, sureties and others as Lender may see fit without prejudice to the liability of Borrower or Lender's right to hold and realize the security interest created under any Financing Agreement; and/or

         (i)      terminate this Agreement.

If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(3) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including legal costs and expenses.

(4) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

(5) Lender may appoint, remove and reappoint any person or persons, including an employee or agent of Lender to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Borrower and not of Lender, and Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, his employees or agents. Except as otherwise directed by Lender, all money received by such Receiver shall be received in trust for and paid to Lender. Such Receiver shall have all of the powers and rights of Lender described in this Section 10.2. Lender may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

(6) Borrower shall pay all reasonable costs, charges and expenses incurred by Lender or any Receiver or any nominee or agent of Lender, whether directly or for services rendered (including, without limitation, solicitor's costs on a solicitor and his own client basis, auditor's costs, other legal expenses and Receiver remuneration) in enforcing this Agreement or any other Financing Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

SECTION 11 - JURY TRIAL WAIVER, OTHER WAIVERS AND CONSENTS, GOVERNING LAW

11.1     GOVERNING LAW; CHOICE OF FORUM, SERVICE OF PROCESS; JURY TRIAL WAIVER.

(1) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein except to the extent that the law of another jurisdiction is specified in a Financing Agreement to be the governing law for that Financing Agreement.

(2) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Ontario Superior Court of Justice and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (provided that nothing herein shall preclude Lender from bringing any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

(3) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(4) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement or any other Financing Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or wilful misconduct.

11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonour with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

11.4 WAIVER OF COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel except as a result of Lender's gross negligence or wilful misconduct as determined by a final and non-appealable judgment or court order binding on Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12         - TERM OF AGREEMENT; MISCELLANEOUS

12.1      TERM.

(1) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS SHALL IMMEDIATELY TERMINATE UPON THE TERMINATION OF EITHER THE UK FACILITY OR THE US FACILITY. Borrower or Lender may, for any reason, terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year, by giving to the other party at least sixty (60) days written notice; PROVIDED THAT if the US Loan and Security Agreement shall be extended or renewed, this Agreement shall be likewise extended or renewed, unless an Event of Default shall have occurred and be continuing. Borrower may terminate this Agreement prior to the end of the then current term, including any renewal term for any reason prior to or on the first anniversary date of this Agreement upon forty-five (45) days prior written notice to Lender and for any reason thereafter upon thirty (30) days prior written notice to Lender - and in each such case Borrower agrees to pay Lender the applicable early termination fee provided for in Section 12.1(3) hereof. Regardless of the timing of termination, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including legal fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and cheques or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Canadian Dollars to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Toronto time.

(2) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until Lender has received release documentation satisfactory to it and all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until such release and documentation has been received and all such Obligations have been fully and finally discharged and paid.

(3) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement or if prior to that time Borrower reduces any part of unused Maximum Credit (which it may do from time to time upon five (5) days notice to Lender), in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination or reduction, an early termination or reduction fee in the amount set forth below if such termination or reduction is effective in the period indicated:

                                       AMOUNT                                           PERIOD
         (i)      2.0% of the Maximum Credit in the event of a      From the date of this Agreement to and
                  termination or of the reduced portion of the      including the first anniversary of this
                  Maximum Credit in the event of a reduction        Agreement

         (ii)     1.0% of the Maximum Credit in the event of a      From the day immediately succeeding the first
                  termination or of the reduced portion of the      anniversary of this Agreement to and including
                  Maximum Credit in the event of a reduction        the second anniversary of this Agreement


                                  Amount                                              Period
                                  ------                                              ------

         (iii)    0.5% of the Maximum Credit in the event of a      From the day immediately succeeding the second
                  termination or of the reduced portion of the      anniversary of this Agreement and thereafter,
                  Maximum Credit in the event of a reduction        including any period during a renewal term, if any,
                                                                    but excluding the Renewal Date or any
                                                                    anniversary of the Renewal Date.


Such early termination or reduction fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination or reduction and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination or reduction fee upon the occurrence of any Event of Default described in Sections 10.1(9) and 10.1(10) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under any applicable reorganization or insolvency legislation. The early termination or reduction fee provided for in this Section 12.1 shall be deemed included in the Obligations.

12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending.

12.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

12.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

12.5 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

12.6 CONFIDENTIAL INFORMATION. Lender agrees to hold, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any confidential information that it may receive from Borrower or GLC pursuant to this Agreement in confidence, except for disclosure:

         (a) to legal counsel, accountants, auditors and other professional advisors to Borrower or GLC or Lender;

         (b)      to regulatory officials having jurisdiction over Lender;

         (c) as required by applicable law or legal process (provided that in the event Lender is so required to disclose any such confidential information, that Lender shall endeavour promptly to notify Borrower, so that Borrower may seek a protective order or other appropriate remedy) or in connection with any legal proceeding to which Lender or Borrower are adverse parties;

         (d) to another financial institution or its counsel in connection with an assignment or disposition or proposed assignment or disposition to that financial institution of all or part of Lender's interests hereunder or a participation interest herein, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Section 12.6; and

         (e) to prospective purchasers of any Collateral (other than competitors of Borrower or GLC or its Subsidiaries unless all Obligations are then due and payable) in connection with any disposition thereof, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Section.

         For purposes of the foregoing, "confidential information" shall mean all information respecting Borrower or GLC, other than (x) information previously filed with any governmental agency and available to the public, (y) information previously published in any public medium from a source other than, directly or indirectly, Lender, and (z) information previously disclosed by GLC or any of its Subsidiaries to any Person not associated with GLC without a written confidentiality agreement.

         Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Lender to GLC or it Subsidiaries.

12.7 HEADINGS. The division of this Agreement into Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

12.8 JUDGMENT CURRENCY. To the extent permitted by applicable law, the obligations of Borrower in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the "Other Currency") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "Agreed Currency") that Lender may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Borrower shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Borrower not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

12.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

12.10 FACSIMILE. This Agreement may be executed and delivered by facsimile transmission and the parties may rely on all such facsimile signatures as though such facsimile signatures were original signatures.

12.11 CHOICE OF LANGUAGE. The parties hereto confirm that they have requested that this Agreement and all documents related hereto be drafted in English. Les parties aux presentes ont exige que cette convention ainsi que tout document connexe soient rediges en anglais.

[REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.



                                   CONGRESS FINANCIAL CORPORATION (CANADA)



                                   By:      ________________________________
                                            Name:
                                            Title:

                                            ADDRESS:

                                            141 Adelaide Street West
                                            Suite 1500
                                            Toronto, Ontario
                                            M5H 3L9
                                            Fax:  (416) 364-3990



                                   GEOLOGISTICS, CO.



                                   By:      ________________________________
                                            Name:    Peter Schwerdt
                                            Title:   President

                                   By:      ________________________________
                                            Name:    Ron Evinou
                                            Title:   Secretary, Treasurer and
                                                     Chief Financial Officer

                                            CHIEF EXECUTIVE OFFICE:

                                            401 The West Mall
                                            Etobicoke, Ontario
                                            M9C 5J5

                                            Fax:  (416) 620-5360

      SCHEDULE 8.1- CORPORATE EXISTENCE, POWER AND AUTHORITY, SUBSIDIARIES





                                     8.1 - 1

                       SCHEDULE 8.4 - PRIORITIES OF LIENS




                                     8.4 - 1

                          SCHEDULE 8.8 - BANK ACCOUNTS




                                     8.8 - 1

                     SCHEDULE 8.9 - ENVIRONMENTAL COMPLIANCE





                                     8.9 - 1

                           SCHEDULE 9.9 - INDEBTEDNESS





                                     9.9 - 1

              SCHEDULE 9.10(h) - PERMITTED LOANS OR ADVANCES TO GLC






                                     9.10(H) - 1